UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD.

On September 12, 2005, PSS World Medical, Inc. (the “Company”) announced that its subsidiary Gulf South Medical Supply, Inc. (“GSMS”) decided not to accept the request by Beverly Enterprises, Inc. (“Beverly”) to renew its long-term distribution agreement due to concerns with an anticipated change in ownership of Beverly. However, GSMS agreed to continue supplying Beverly with medical supplies through the change of control transition period.

Effective April 28, 2006, the end of the transition period, GSMS will no longer supply medical supplies to Beverly. The Elder Care Business generated approximately $32.5 million in revenues during the latest twelve months with Beverly Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2006

PSS WORLD MEDICAL, INC.

By: _/s/ David M. Bronson________________

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer